Exhibit 99.1
CTI BioPharma Reports Third Quarter 2019 Financial Results

SEATTLE, Nov. 4, 2019 - CTI BioPharma Corp. (Nasdaq: CTIC) today reported its financial results for the third quarter and nine months ended September 30, 2019.

“We advanced our pacritinib development program in the third quarter, and recently took an important step forward for the company by initiating and enrolling the first patient in the PACIFICA trial, our pivotal Phase 3 trial of pacritinib in myelofibrosis patients with severe thrombocytopenia,” said Adam R. Craig, M.D., Ph.D., President and Chief Executive Officer of CTI BioPharma. “An estimated one-third of patients with myelofibrosis are severely thrombocytopenic - a population with limited therapeutic options and poor survival, thereby making this disease setting a very important area of unmet medical need. In the near-term, we look forward to presenting results from the PAC203 Phase 2 trial at a scientific conference before the end of the year.”

Third Quarter Financial Results
Operating loss was $9.7 million and $31.2 million for the three and nine months ended September 30, 2019, respectively, compared to operating loss of $14.8 million and $33.1 million for the respective periods in 2018. The decrease in operating loss during the three-month period ended September 30, 2019 as compared to the comparable period in 2018 resulted primarily from a decrease in operating expenses as well as the increase in license and contract revenues as discussed below. The decrease in operating loss for the nine months ended September 30, 2019 as compared to the same period in 2018 resulted primarily from a decrease in operating expenses, offset by the decrease in license and contract revenue between periods. As of September 30, 2019, cash, cash equivalents and short-term investments totaled $46.7 million, compared to $67.0 million as of December 31, 2018. CTI BioPharma expects current cash, cash equivalents and short-term investments will enable it to fund its operations into the third quarter of 2020.

License and contract revenues for the three and nine months ended September 30, 2019 were $2.3 million and $3.3 million, respectively, compared to $0.7 million and $12.2 million for the respective periods in 2018. The increase in license and contract revenues for the three months ended September 30, 2019 compared to the comparable period in 2018 is primarily due to revenue recognized in connection with the asset purchase agreement with our partner Les Laboratoires Servier and Institut de Recherches Internationales Servier. The decrease in license and contract revenues for the nine months ended September 30, 2019 compared to the same period in 2018 is primarily due to the recognition of $10.0 million in milestone revenue in 2018 from Teva Pharmaceutical Industries Ltd. related to the achievement of a milestone for FDA approval of TRISENOX® (arsenic trioxide) for first-line treatment of acute promyelocytic leukemia. There were no such revenues for the comparable period in 2019.

Net loss attributable to common stockholders for the three months ended September 30, 2019 was $10.0 million, or $(0.17) for basic and diluted loss per share, compared to net loss attributable to common stockholders of $14.8 million, or $(0.26) for basic and diluted loss per share, for the same period in 2018. Net loss attributable to common stockholders for the nine months ended September 30, 2019 was $31.8 million, or $(0.55) for basic and diluted loss per share, compared to net loss attributable to common stockholders of $30.2 million, or $(0.55) for basic and diluted loss per share, for the same period in 2018.

About CTI BioPharma Corp.
CTI BioPharma Corp. is a biopharmaceutical company focused on the acquisition, development and commercialization of novel targeted therapies for blood-related cancers that offer a unique benefit to patients and their healthcare providers. In particular, we are focused on evaluating pacritinib for the treatment of adult patients with myelofibrosis. CTI BioPharma is headquartered in Seattle, Washington.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our expectations regarding: the anticipated trial design of the PACIFICA Phase 3 trial, including potential changes to the protocol as discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019; the anticipated enrollment of the PACIFICA Phase 3 trial; the effectiveness of, and potential changes to, the PACIFICA Phase 3 trial design; the timing of, and results from, clinical trials and other development activities related to pacritinib, including the PACIFICA Phase 3 trial and its related protocol; the potential efficacy, safety profile, future development plans, addressable market, regulatory success and commercial potential of pacritinib; the anticipated timing of regulatory submissions and interactions; our ability to expedite the regulatory approval process; our ability to successfully develop and achieve milestones in the development of pacritinib; and the anticipated benefits of pacritinib.

Risks Related to Forward-Looking Statements
The forward-looking statements contained in this press release are based on current assumptions that involve risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: clinical trials may not demonstrate safety and efficacy of pacritinib; the FDA may determine that the benefit/risk profile of pacritinib at the dose selected for the PACIFICA Phase 3 trial does not support approval based on the results of such trial, previously identified FDA concerns regarding safety and dosing limitations or otherwise; pacritinib may fail in development, may not receive required regulatory approvals, or may be delayed to a point where it is not commercially viable; as discussed more fully in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, if investors view negatively FDA’s suggested change to the PACIFICA Phase 3 trial to include TSS as a co-primary endpoint or other potential changes to the PACIFICA Phase 3 trial that would increase the cost of the study and prolong the study, or if we are unable to expedite the regulatory approval process, we may be required to pursue strategic alternatives for the development of pacritinib and/or our company; our assumptions regarding our planned expenditures and sufficiency of our cash to fund operations may be incorrect; we may not achieve additional milestones in our pacritinib development program; the impact of competition; the impact of expanded product development and clinical activities on operating expenses; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and we assume no obligation to update these forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

“CTI BioPharma” and the CTI BioPharma logo are registered trademarks or trademarks of CTI BioPharma Corp. in various jurisdictions. All other trademarks belong to their respective owner.

CTI BioPharma Investor Contacts:
Maeve Conneighton/Maghan Meyers
+212-600-1902
cti@argotpartners.com

(tables follow)

CTI BioPharma Corp. Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
License and contract revenues	$2,289	$723	$3,345	$12,182
Operating costs and expenses:
Research and development	7,598	9,730	19,126	28,539
Selling, general and administrative	4,403	5,763	14,662	16,750
Restructuring expenses	—	—	794	—
Total operating costs and expenses	12,001	15,493	34,582	45,289
Loss from operations	(9,712)	(14,770)	(31,237)	(33,107)
Non-operating income (expense):
Interest income	276	436	1,003	800
Interest expense	(240)	(308)	(803)	(893)
Amortization of debt discount and issuance costs	(131)	(130)	(391)	(394)
Foreign exchange loss	(240)	(46)	(409)	(898)
Other non-operating income	—	—	—	4,295
Total non-operating (expense) income, net	(335)	(48)	(600)	2,910
Net loss before noncontrolling interest	(10,047)	(14,818)	(31,837)	(30,197)
Noncontrolling interest	—	9	5	31
Net loss	(10,047)	(14,809)	(31,832)	(30,166)
Deemed dividends on preferred stock	—	—	—	(80)
Net loss attributable to common stockholders	$(10,047)	$(14,809)	$(31,832)	$(30,246)
Basic and diluted net loss per common share	$(0.17)	$(0.26)	$(0.55)	$(0.55)
Shares used in calculation of basic and diluted net loss per common share:	57,974	57,964	57,973	55,434

Balance Sheet Data (unaudited):	(amounts in thousands)
	September 30,	December 31,
	2019	2018
Cash and cash equivalents	$34,917	$36,439
Short-term investments	11,815	30,599
Working capital	21,748	59,437
Total assets	58,582	89,832
Current portion of long-term debt	10,470	4,812
Long-term debt, less current portion	—	9,267
Total stockholders' equity	26,191	52,939